Exhibit 99.1

Masimo Reports Third Quarter 2008 Financial Results

Record results mark 21st consecutive quarter of revenue growth

Q3 2008 Highlights:

•	Product revenues increased 29% to a record $66.0 million

•	Direct (Non-OEM) Business revenues increased by 48%

•	Shipped 30,700 new pulse oximeters and Pulse CO-Oximeters

Irvine, California, October 27, 2008 – Masimo Corporation (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Measure-Through Motion and Low Perfusion pulse oximetry, today announced its financial results for the 2008 third fiscal quarter.

For the third quarter of 2008, Masimo reported product revenues of $66.0 million representing a 29% increase over $51.1 million for the third quarter of 2007. Including royalty revenues, Masimo reported total 2008 third quarter revenues of $78.1 million compared to $64.4 million for the third quarter of 2007. Net income for the 2008 third quarter was $13.1 million or $0.22 per common share compared to $6.9 million or $0.16 per common share for the third quarter of 2007.

During the third quarter of 2008, Masimo also reported that it shipped 30,700 Masimo SET and Masimo Rainbow SET oximetry units, excluding handheld units, compared to 30,800 units in the same prior year quarter. For the first nine months of 2008, Masimo has shipped 88,400 new units representing an annualized increase of 25% over the estimated 470,000 Masimo units in the market as of December 2007 and has now increased its total worldwide net installed base to 540,000 units.

In the third quarter of 2008, revenues from Masimo Rainbow SET products increased by 85% from the same prior year quarter to $3.0 million. For the first nine months of 2008, revenues from Masimo Rainbow SET products were $8.7 million, an increase of 71% compared to the first nine months of 2007.

Joe E. Kiani, Chairman and Chief Executive Officer of Masimo, said, “We are happy with the continued strength in our core pulse oximetry business and growth in Rainbow SET product revenues. Our business model, which is based on innovation and recurring revenue from our installed base, is showing resilience in a difficult economic environment.”

As of September 27, 2008, cash and cash equivalents totaled $122.6 million, an increase from December 29, 2007 of $96.7 million. As previously announced, during the 2008 first fiscal quarter, Masimo repaid in full a $26.7 million debt obligation, the majority of which was established in early fiscal 2007.

Financial Guidance

Based on the information available as of October 27, 2008, relating to the results of the first nine months of fiscal year 2008, Masimo now expects its total fiscal year 2008 product revenues to be approximately $256 million and total revenues, including royalties, to be approximately $303 million. These figures are up from the previously released guidance of $253 million and $300 million, respectively. Masimo also now expects earnings per common share for fiscal year 2008 to be approximately $0.71 per share, up from the previously released guidance of $0.64 per share.

Conference Call

Masimo will hold a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the results. The dial-in numbers are (800) 399-7902 for domestic callers and (706) 634-0949 for international callers. The reservation number for both dial-in numbers is 68032269. A live web cast of the conference call will be available online from the “Investor Relations” page of the

Company’s corporate web site at www.masimo.com. After the live web cast, the call will remain available on Masimo’s website through November 27, 2008. In addition, a telephonic replay of the call will be available until November 9, 2008. The replay dial-in numbers are (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. Please use reservation code 68032269. Our financial guidance will be limited to the statements made in this press release.

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Rainbow SET continuously and noninvasively measures total hemoglobin (SpHb™), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and PVI™, in addition to oxyhemoglobin (SpO2), pulse rate (PR), and perfusion index (PI), allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about: our financial condition, results of operations, prospects and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies; and expectations for total revenues, including royalties, product revenues and GAAP earnings per share for the full fiscal year 2008. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our reliance on Masimo SET and related products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; the failure to continue developing innovative products and technologies; the lack of acceptance of any new products and technologies of ours; obtaining regulatory approval of our current and future products and technologies, including the recently announced total hemoglobin measurement; the loss of our customers the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the impact of the decline in the U.S. credit markets on us and our customers; the amount and type of equity awards that we may grant to employees and service providers in the future; and other factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 filed with the Securities and Exchange Commission on August 5, 2008. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

# # #

Masimo Corporation

Investor Contact:

Mark P. de Raad

Executive Vice President and Chief Financial Officer

Masimo Corporation

(949) 297-7080

mderaad@masimo.com

Media Contact:

Dana Banks

Manager, Public Relations

Masimo Corporation

(949) 297-7348

dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpCO, SpMet, PVI, Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 29, 2007	September 27, 2008
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$96,733	$122,603
Accounts receivable, net of allowance for doubtful accounts	26,970	29,511
Royalties receivable	13,866	11,375
Inventories	23,110	29,261
Prepaid expenses	7,084	7,998
Deferred tax assets	14,334	14,334
Other current assets	1,543	873

Total current assets	183,640	215,955
Deferred cost of goods sold	26,249	27,031
Property and equipment, net	11,164	12,816
Deferred tax assets	5,332	5,332
Intangible assets, net	5,589	7,289
Other assets	3,537	2,809

Total assets	$235,511	$271,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,640	$14,510
Accrued compensation	12,409	13,404
Accrued liabilities	6,394	6,105
Deferred revenue	16,827	18,606
Current portion of long-term debt	11,539	548

Total current liabilities	61,809	53,173
Long-term debt, less current portion	19,502	202
Other liabilities	4,134	4,048

Total liabilities	85,445	57,423

Commitments and contingencies
Stockholders’ equity
Common stock	55	57
Treasury stock	(1,209)	(1,209)
Additional paid-in capital	143,297	174,245
Accumulated other comprehensive loss	(1,034)	(698)
Retained earnings	8,957	41,414

Total stockholders’ equity	150,066	213,809

Total liabilities and stockholders’ equity	$235,511	$271,232

MASIMO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 27, 2008	September 29, 2007	September 27, 2008
Revenue:
Product	$51,122	$66,001	$144,513	$187,524
Royalty and license fee	13,254	12,131	42,497	36,484

Total revenue	64,376	78,132	187,010	224,008
Cost of goods sold	18,809	22,393	53,630	64,917

Gross profit	45,567	55,739	133,380	159,091
Operating expenses:
Research and development	6,540	6,020	17,455	18,298
Selling, general and administrative	21,594	29,167	64,575	89,062
Antitrust litigation	508	46	982	491

Total operating expenses	28,642	35,233	83,012	107,851

Operating income	16,925	20,506	50,368	51,240
Non-operating income (expense):
Interest income	726	545	1,270	2,129
Interest expense	(719)	(19)	(1,831)	(722)
Other	559	(413)	770	(235)

Total non-operating income (expense)	566	113	209	1,172

Income before provision for income taxes	17,491	20,619	50,577	52,412
Provision for income taxes	6,941	7,554	20,377	19,955

Net income	10,550	13,065	30,200	32,457
Accretion of preferred stock	(925)	—	(4,837)	—
Undistributed income attributable to preferred stockholders	(2,739)	—	(13,526)	—

Net income attributable to common stockholders	$6,886	$13,065	$11,837	$32,457

Net income per common share:
Basic	$0.18	$0.23	$0.49	$0.58

Diluted	$0.16	$0.22	$0.40	$0.54

The following table presents details of the stock based compensation expense that is included in each functional line item in the condensed consolidated statements of income above (in thousands):
	Three Months Ended		Nine Months Ended
	September 29, 2007	September 27, 2008	September 29, 2007	September 27, 2008
Cost of goods sold	$56	$55	$134	$159
Research and development	191	608	466	1,627
Selling, general and administrative	$697	$1,328	$1,992	$3,952

MASIMO CORPORATION

Reconciliation of GAAP to Non-GAAP Earnings per Share

(unaudited)

The following tables provide a comparison of our earnings per share calculated under Emerging Issues Task Force Issue No. 03-6, or EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, and Statement of Financial Accounting Standards No. 128, or SFAS 128, “Earnings per Share”, in accordance with GAAP and the non-GAAP if-converted method based solely upon SFAS 128. The non-GAAP if-converted method assumes conversion of all shares of our preferred stock into common stock as of December 31, 2006.

Upon closing of our initial public offering on August 13, 2007, all of the outstanding convertible preferred shares were converted into common shares. Therefore, subsequent to this stock conversion, we use the if-converted method under SFAS 128 to calculate earnings per share.

We believe that the following non-GAAP earnings per share information for the three and nine months ended September 29, 2007 is relevant and useful information that can be used by analysts, investors and other interested parties to assess our performance on a comparable basis to the three and nine months ended September 27, 2008 and future reported earnings per share. Accordingly, we are disclosing this unaudited information to permit additional analysis of our performance (in thousands, except share data):

	2007				2008
	As Reported		Non-GAAP		As Reported
	Three Months Ended September 29, 2007	Nine Months Ended September 29, 2007	Three Months Ended September 29, 2007	Nine Months Ended September 29, 2007	Three Months Ended September 27, 2008	Nine Months Ended September 27, 2008
Net income attributable to common stockholders:
Net income – two class method (1)	$4,985	$24,871
Accretion of preferred stock	(925)	(4,837)
Income attributable to preferred stockholders	(2,739)	(13,526)

Net income attributable to common stockholders	$1,321	$6,508

Basic net income per common share:
Weighted average common shares outstanding—two class method	16,704,285	16,654,586

Basic earnings per share during which two classes of equity securities were outstanding	$0.08	$0.39

Net income for period during which single class of equity securities was outstanding (1)	$5,565	$5,329	$10,550	$30,200	$13,065	$32,457

Weighted average common shares outstanding – single class (2)	54,630,610	54,630,610	53,064,738	51,860,652	56,774,983	56,016,978

Basic net income per share during which single class of equity securities was outstanding	$0.10	$0.10

Basic net income per common share	$0.18	$0.49	$0.20	$0.58	$0.23	$0.58

	2007				2008
	As Reported		Non-GAAP		As Reported
	Three Months Ended September 29, 2007	Nine Months Ended September 29, 2007	Three Months Ended September 29, 2007	Nine Months Ended September 29, 2007	Three Months Ended September 27, 2008	Nine Months Ended September 27, 2008
Diluted net income per common share:
Weighted average common shares outstanding – two class method	16,704,285	16,654,586
Diluted common share equivalent: stock options	4,221,224	4,078,314

	20,925,509	20,732,900

Diluted earnings per share for period during which two classes of equity securities were outstanding	$0.06	$0.31

Net income for period during which single class of equity securities was outstanding (1)	$5,565	$5,329	$10,550	$30,200	$13,065	$32,457

Weighted average common shares outstanding – single class (2)	54,630,610	54,630,610	53,064,738	51,860,652	56,774,983	56,016,978
Diluted common share equivalent: stock options	4,747,848	4,747,848	4,527,282	4,231,074	3,601,755	4,159,815

	59,378,458	59,378,458	57,592,020	56,091,726	60,376,738	60,176,793

Diluted net income per share for period during which single class of equity securities was outstanding	$0.10	$0.09

Diluted net income per common share	$0.16	$0.40	$0.18	$0.54	$0.22	$0.54

(1)	Net income for the three months ended September 29, 2007 was allocated between the periods during which two classes of equity securities were outstanding and during which a single class of equity securities was outstanding based on the respective number of days. The convertible preferred stock was converted into common stock on August 13, 2007, the closing date of the Company’s initial public offering. For the three months ended September 29, 2007, two classes of equity securities were outstanding for 43 days and a single class of equity securities was outstanding for 48 days, or 47.3% and 52.7% of the total days in the reporting period, respectively. For the nine months ended September 29, 2007, two classes of equity securities were outstanding for 224 days and a single class of equity securities was outstanding for 48 days, or 82.4% and 17.6% of the total days in the reporting period, respectively.

(2)	Weighted average shares outstanding used to compute basic net income per share after conversion of convertible preferred stock; one class of common shares was outstanding for the period from August 13, 2007 to September 29, 2007.